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    PRICING SUPPLEMENT NO. 29                TO PROSPECTUS DATED July 30, 1996
    CUSIP #44922L3K0                                RULE NO. 424 (b) (2)
                                                     REGISTRATION NO. 333-
                        (AS SUPPLEMENTED August 8, 1996)


                             IBM CREDIT CORPORATION


                                MEDIUM-TERM NOTE



               (DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE)



                                (FIXED RATE NOTE)


    Principal Amount: $25,000,000.00                                  Designation      : N9702001

    Issue Price (as a % of Principal Amount): 99.880%                 Orig. Issue Date : 03/25/97

    Record Dates: 03/10, 09/10                                        Maturity Date    : 03/25/99

    Interest Payment Dates: 03/25, 09/25                              Initial Int. Rate:  6.37500% per yr.


    Redemption:


    Check opposite applicable paragraph.



    XXX
    -----  The Notes cannot be redeemed prior to maturity.


    -----  The Notes may be redeemed prior to maturity.



    Initial Redemption Date: N/A

         The Optional Redemption Price shall initially be N/A of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Dates by N/A of the principal amount to be redeemed until the Optional redemption Price is 100% of such principal amount.

    DATED 03/24/97